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                                                                    EXHIBIT 23.5



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the previously filed Registration Statements of Republic Industries, Inc. on Forms S-3 (Registration Nos. 33-61649,33-62489, 33-63735, 33-65289, 333-01757, 333-04269, 333-08479, and
33-18009), Form S-4 (Registration No. 333-17915) and Form S-8 (Registration Nos. 33-93742, 333-07623, and 333-19453).



George B. Jones & Co., P.C.

Tampa, Florida
January 27, 1997